UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2015

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2015, the Board of Directors (the "Board") of Alaska Communications Systems Group, Inc. (the "Company") amended and restated the Company’s by-laws (as so amended and restated, the "By-Laws"). The amendments:

• remove the specific list of officer positions and duties and instead vest the Board with the authority to determine the officer positions and what duties each officer will have;

• clarify that officers will be automatically removed upon their cessation of employment with the Company;

• clarify that each officer will have the authority customarily ascribed to an officer of a corporation that has a title corresponding to the title assigned to the officer and will be empowered to act on behalf of the Company in the ordinary conduct of its business; and

• make certain other non-substantive language and conforming changes and other technical edits and updates.

The amendments to the By-Laws became effective on December 15, 2015.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is attached as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1 Amended and Restated By-Laws, Alaska Communications Systems Group, Inc., dated December 15, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

January 7, 2016	By:	/s/ Leonard Steinberg

Name: Leonard Steinberg
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws, Alaska Communications Systems Group, Inc., dated December 15, 2015